Exhibit 99.1

Yunhong International Announces the Separate Trading of its Class A Ordinary Shares, Warrants and Rights

NEW YORK, March 31, 2020– Yunhong International (NASDAQ: ZGYHU, the "Company") announced today that, commencing April 3, 2020, holders of the 6,900,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares, warrants and rights included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Class A ordinary shares, warrants and rights that are separated will trade on The Nasdaq Capital Market under the symbols “ZGYH,” “ZGYHW” and “ZGYHR,” respectively. Those units not separated will continue to trade on The Nasdaq Capital Market under the symbol “ZGYHU.” Holders of units will need to have their brokers contact American Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into Class A ordinary shares, warrants and rights.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on February 12, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Yunhong International

Yunhong International is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Although it is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, the Company believes it is particularly well-positioned to capitalize on growing opportunities created by consumer/lifestyle businesses that have their primary operations in Asia (excluding China).

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

MJ Clyburn

TraDigital IR

575 Fifth Avenue, 14th Floor

New York, NY 10017

M: 917-327-6847